UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2006
RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street
Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)
                          (305) 500-3726
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Presentation

Item 8.01 Other Events
Pension Overview
     The Company posted a presentation on its website containing an overview and certain additional information relating to its pension plan. A copy of this presentation is furnished as Exhibit 99.1.
Planned Rescission Offer
     The Company recently discovered that it inadvertently exceeded the number of shares of Company stock registered with the Securities and Exchange Commission for offer and sale to participants under the Company’s 401(k) plan. We did not receive any proceeds from the sale of these securities because these purchases were made on the open market. Plan participants who purchased unregistered shares during the last twelve months could require the Company to repurchase those shares for an amount equal to the price they paid, plus interest, and less any dividends paid; or, if they sold the shares at a loss, they may recover the amount of such loss, plus interest. The Company estimates that approximately 250,000 shares were issued to plan participants under its 401(k) plan during the twelve months ended April 30, 2006, the most recent period for which participant account data is available from the Company’s third-party plan administrator. This estimate may be modified as the Company continues to evaluate plan data provided by the plan administrator. During that time, the Company’s common stock price ranged from a low of $32.56 per share to a high of $51.65 per share. The closing price on May 12, 2006 of Ryder System, Inc. common stock was $54.20 per share.
     The Company is in the process of filing a registration statement on Form S-8 to register future sales of Ryder common stock to plan participants pursuant to the Company’s 401(k) plan. Additionally, the Company plans to make a registered rescission offer in the near future to eligible plan participants whereby the Company would offer to repurchase any shares issued to them during the twelve months prior to the filing of the registered rescission offer at the price the participant paid for such shares. The Company also plans to offer to reimburse those participants who have bought and sold shares for a loss during those twelve months for the amount of the loss realized upon such sale. The Company will not effect the repurchase of shares if the amount the participant paid for such shares, plus interest, is less than the current market value of the shares. The Company does not expect the rescission offer to have a material impact on its financial condition or liquidity.
Item 9.01 Financial Statements and Exhibits
     The following exhibits are furnished as part of this Report on Form 8-K:
     Exhibit 99.1   Presentation dated April 2006 relating to Ryder System, Inc.’s pension plan.
     Note Regarding Forward-Looking Statements: Certain statements and information included in this Current Report on Form 8-K are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s 2006 pension expenses, the number of unregistered shares issued to 401(k) plan participants, the Company’s ability to timely make a registered rescission offer to eligible plan participants, and the potential impact of a registered rescission offer on the Company’s financial condition or liquidity. These statements, as well as other forward-looking statements contained in this Current Report, should be evaluated with consideration given to the many risks and uncertainties inherent in the Company’s business that could cause actual results and events to differ materially from those in the forward-looking statements. A more complete presentation of these risks and uncertainties is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise except to the extent otherwise required by the federal securities laws.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2006	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Robert D. Fatovic
Robert D. Fatovic, Executive Vice President and General Counsel